EXHIBIT 10.23.1

                              GAS STORAGE CONTRACT
                        (For Use Under Rate Schedule FS)

     This Contract is made as of the 1st day of September, 1993, by and between TENNESSEE GAS PIPELINE COMPANY, a Delaware corporation herein called
"Transporter," and BOSTON GAS CO, a MASSACHUSETTS Corporation, herein called "Shipper." Transporter and Shipper collectively shall be referred to herein as the "Parties."

                          ARTICLE I - SCOPE OF CONTRACT

Following the commencement of service hereunder, in accordance with the terms of Transporter's Rate Schedule FS, and of this Agreement, Transporter shall receive for injection for Shipper's account a daily quantity of gas up to Shipper's Maximum Injection Quantity of 36,043 dekatherms (Dth) and Maximum Storage Quantity (MSQ) of 5,406,507 (Dth) (on a cumulative basis) and on demand shall withdraw from Shipper's storage account and deliver to Shipper a daily quantity of gas up to Shipper's Maximum Daily Withdrawal Quantity (MDWQ) of 41,687 Dth; provided however, that when Shipper's storage balance is equal to or less than 30% of the MSQ but greater than 20% of the MSQ, the Maximum Daily Withdrawal Quantity shall be 41,687 Dth; and provided further, that when Shipper's storage balance is less than or equal to 20% of the MSQ, the Maximum Daily Withdrawal Quantity shall be 41,687 Dth. For demand charge purposes, the 41,687 MDWQ for balances greater than 30% of the MSQ shall be used.

                           ARTICLE II - SERVICE POINT

The point or points at which the gas is to be tendered for delivery by Transporter to Shipper under this Contract shall be at the storage service point at Transporter's Compressor Station 313.

                               ARTICLE III - PRICE

1. Shipper agrees to pay Transporter for all natural gas storage service furnished to Shipper hereunder, including compensation for system fuel and losses, at Transporter's legally effective rate or at any effective superseding rate applicable to the type of service specified herein. Transporter's present legally effective rate for said service is contained in Transporter's FERC Tariff as filed with the Federal Energy Regulatory Commission. Except as provided to the contrary in any written or electronic agreement(s) between Transporter and Shipper in effect during the term Agreement, Shipper shall pay Transporter the applicable maximum rate(s) and all other applicable charges and surcharges specified in the Summary of Rates in Transporter's FERC Gas Tariff and in this Rate Schedule.
     Transporter and Shipper may agree that a specific discounted rate will apply only to certain volumes under the agreement. Transporter and Shipper may agree that a specified discounted rate will apply only to specified volumes (MSQ, MDIQ, MDWQ, or Authorized Overrun volumes) under the Agreement; that a specified discounted rate will apply only if specified volumes are achieved (with the maximum rates applicable to volumes above the specified volumes or to all volumes if the specified volumes are never achieved); that a specified discounted rate will apply only during specified periods of the year or over a specifically defined period of time; that a specified discounted rate will apply only to specified storage points; and/or that a specified discounted rate will apply only to production or reserves committed or dedicated to Transporter. Transporter and Shipper may agree to a specified discounted rate pursuant to the provisions of this Section 3.1 provided that the discounted rate is between the applicable maximum and minimum rates for this service.

2. Shipper agrees to reimburse Transporter for any filing or similar fees, which have not been previously paid by Shipper, which Transporter incurs in rendering service hereunder.

3. Shipper agrees that Transporter shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges applicable to service pursuant to Transporter's Rate Schedule FS, (b) the rate schedule(s) pursuant to which service hereunder is rendered, or (c) any provision of the General Terms and Conditions applicable to those rate schedules. Transporter agrees that Shipper may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Transporter's existing FERC Gas Tariff as may be found necessary to assure Transporter just and reasonable rates.

        ARTICLE IV - INCORPORATION OF RATE SCHEDULE AND TARIFF PROVISIONS

This agreement shall be subject to the terms of Transporter's Rate Schedule FS, as filed with the Federal Energy Regulatory Commission, together with the General Terms and Conditions applicable thereto (including any changes in said Rate Schedule or General Terms and Conditions as may from time to time be filed and made effective by Transporter).

                          ARTICLE V - TERM OF AGREEMENT

This contract shall be effective as of the 1 September, 1993 and shall remain in force and effect unless modified as per Exhibit B, until 31 October, 2008, ("Primary Term") and on a month to month basis thereafter unless terminated by either Party upon at least thirty (30) days prior written notice to the other Party; provided, however, that if the Primary Term is one year or more, then any rights to Shipper's extension of this Agreement after the Primary Term shall be governed by Article III, Section 10.4 of the General Terms and Conditions of Transporter's FERC Gas Tariff; provided further, if the FERC or other governmental body having jurisdiction over the service rendered pursuant to this Agreement authorizes abandonment of such service, this Agreement shall terminate on the abandonment date permitted by the FERC or such other governmental body.

This Agreement will terminate upon notice from Transporter in the event Shipper fails to pay all of the amount of any bill for service rendered by Transporter hereunder in accordance with the terms and conditions of Article VI of the General Terms and Conditions of Transporters FERC Gas Tariff.

                              ARTICLE VI - NOTICES

Except as otherwise provided in the General Terms and Conditions applicable to this Agreement, any notice under this Agreement shall be in writing and mailed to the post office address of the Party intended to receive the same, as follows:

           TRANSPORTER:        TENNESSEE GAS PIPELINE COMPANY
                               P. 0. Box 2511
                               Houston, Texas 77252-2511

                               Attention: Director of Transportation Controls

           SHIPPER:
                     NOTICES:  BOSTON GAS CO
                               One Beacon Street
                               34th Floor
                               Boston, MA 02108

                               Attention: Elizabeth Danehy

           BILLING:            BOSTON GAS CO
                               201 Rivermoor Street.
                               West Roxbury, MA 02132

                               Attention: Gas Resources Department
or to such other address as either Party shall designate by formal written notice to the other.

                            ARTICLE VII - ASSIGNMENT

Any company which shall succeed by purchase, merger or consolidation to the properties, substantially as an entirety, of Transporter or of Shipper, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Contract. Otherwise no assignment of the Contract or any of the rights or obligations thereunder shall be made by Shipper, except pursuant to the General Terms and Conditions of Transporter's FERC Gas Tariff. It is agreed, however, that the restrictions on assignment contained in this Article shall not in any way prevent either Party to the Agreement from pledging or mortgaging its rights thereunder as security for its indebtedness.

                          ARTICLE VIII - MISCELLANEOUS

8.1 The interpretation and performance of this Contract shall be in accordance with and controlled by the laws of the State of Texas, without regard to doctrines governing choice of law.

8.2 If any provision of this Agreement is declared null and void, or voidable, by a court of competent jurisdiction, then that provision will be considered severable at either Party's option; and if the severability option is exercised, the remaining provisions of the Agreement shall remain in full force and effect.

     8.3 Unless otherwise expressly provided in this Agreement or Transporter's FERC Gas Tariff, no modification of or supplement to the terms and provisions stated in this Agreement shall be or become effective, until Shipper has submitted a request for change through the PASSKEY and Shipper has been notified through PASSKEY of Transporter's agreement to such change.

                     ARTICLE IX - PRIOR AGREEMENTS CANCELLED

     Transporter and Shipper agree that this Agreement, as of the date hereof, shall supersede and cancel the Gas Storage Contract Number 527, dated September 1, 1993 between the Parties hereto.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their authorized agents.

                     TENNESSEE GAS PIPELINE COMPANY


                     BY  /s/ Randall G. Schorre


                     --------------------------
                     RANDALL G. SCHORRE
                     Agent and Attorney-in-Fact
                     DATE 1/6/95


                     BOSTON GAS CO


                      BY /s/ William R. Luthern


                      --------------------------
                      TITLE Vice President
                      DATE  8 DEC 94

                          GAS STORAGE SERVICE AGREEMENT
                                   EXHIBIT "A"
                      TO FIRM GAS STORAGE SERVICE AGREEMENT
                             DATED DECEMBER 1, 1994
                                     BETWEEN
                         TENNESSEE GAS PIPELINE COMPANY
                                       AND
                                  BOSTON GAS CO



SERVICE PACKAGE MSQ: 5,686,054 DTH
MAXIMUM DAILY INJECTION QUANTITY: 37,907 DTH

MAXIMUM DAILY WITHDRAWAL QUANTITY (MDWQ):


STORAGE BALANCE              STORAGE BALANCE            MAXIMUM DAILY WITHDRAWAL
   FROM DTH                      TO DTH                       QUANTITY DTH

     1,705,817                   5,686,054                   70,799 RATCHET 0
     1,137,212                   1,705,816                   70,799 RATCHET 1
             0                   1,137,211                   41,687 RATCHET 2




SERVICE POINT: COMPRESSOR STATION 313
INJECTION METER: 060018 TGP.NORTHERN STORAGE INJECTION WITHDRAWAL METER: 070018 TGP.NORTHERN STORAGE WITHDRAWAL

                                             STORAGE         STORAGE        MDLQ
 METER               METER NAME                    COUNTY   ST   ZONE   1/W  LEG  BALANCE FROM  BALANCE TO MDWQ
 060018    TGP-NORTHERN STORAGE INJECTION          POTTER   PA    04         I      300            37,907


070018    TGP-NORTHERN STORAGE WITHDRAWAL   POTTER   PA      04        W    300       1,705,817     5,686,054     70,799  RATCHET 0
                                                                                      1,137,212     1,705,816     70,799  RATCHET 1

                                                                                              0     1,137,211     41,687  RATCHET 2